Exhibit 10.1

DESCRIPTION OF REVISED SALARIES UNDER
COMPENSATION PROGRAM FOR NAMED EXECUTIVE OFFICERS FOR

FISCAL YEAR ENDING MARCH 31, 2009

On May 29, 2008, following approval and recommendation by its Compensation Committee, a committee comprised of all of the independent directors of Quality Systems, Inc. (the “Company”), approved revised salary levels as part of a compensation program for the Company’s named executive officers for the fiscal year ending March 31, 2009. The compensation program cash salary levels are described below.

•	Lou Silverman, President and Chief Executive Officer – $440,000, effective November 1, 2008;

•	Pat Cline, President of the NextGen Healthcare Information Systems Division - $600,000 (to increase from $495,000), effective November 1, 2008;

•	Donn Neufeld – Senior Vice President and General Manager of the QSI Division - $225,000 (to increase from $194,000), effective June 1, 2008; and

•	Paul Holt – Secretary and Chief Financial Officer - $275,000 (to increase from $250,000), effective July 23, 2008.